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                                                               EXHIBIT 23.6

                       INDEPENDENT AUDITORS' REPORT

  We have issued our report dated February 10, 1994, accompanying the combined financial statements of RuralVision Central, Inc., and RuralVision South, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                          Grant Thornton LLP

Kansas City, Missouri

February 6, 1996